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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated June 22, 2000 included in this Form 11-K into Allied Holdings Inc.'s previously filed Registration Statement on Form S-8, File No. 33-76108 covering the Allied 401(k) Retirement Plan.



/s/ Arthur Andersen LLP
-----------------------
Atlanta, Georgia
June 22, 2000